EXHIBIT 21.1

CITIZENS FINANCIAL GROUP, INC.
SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
1215 Financial Center Associates, Ltd.	OH
CFG Service Corp.	DE
CIADS Agency, Inc.	OH
Citizens Asset Finance, Inc.	NY
Citizens Auto Receivables Trust 2023- 1	DE
Citizens Auto Receivables Trust 2023-2	DE
Citizens Auto Receivables Trust 2024-1	DE
Citizens Auto Receivables Trust 2024-2	DE
Citizens Auto Receivables, LLC	DE
Citizens Automobile Funding Facility, LLC	DE
Citizens Bank, National Association	United States
Citizens Charitable Foundation	RI
Citizens Funding Corp.	NH
Citizens Insurance Holdings, Inc.	RI
Citizens JMP Group, LLC	DE
Citizens JMP Securities, LLC	DE
Citizens One Community Development Corporation	NY
Citizens One NMTC CDE Corp.	DE
Citizens One NMTC CDE, LLC II	DE
Citizens One NMTC CDE, LLC III	DE
Citizens One NMTC CDE, LLC IV	DE
Citizens One NMTC CDE, LLC V	DE
Citizens RI Investment Corp. IV	RI
Citizens Securities, Inc.	RI
Citizens Ventures, Incorporated	MA
CJMPR, LLC	TX
Clarfeld Financial Advisors, LLC	DE
College Raptor, Inc.	DE
Connecticut Realty Investors, Inc.	CT
CSB Investment Corp.	RI
Estate Preservation Services, LLC	NY
Harvest Capital Strategies Holdings LLC	DE
Harvest Capital Strategies LLC	DE
Harvest Enterprise GP I, LLC	DE
HCAP Advisors LLC	DE
HCS Strategic Investments LLC	DE
Investors Financial Group Insurance Agency, Inc.	NJ
Investors Financial Group, Inc.	NJ
Investors Financial Services, Inc.	NJ
Investors Investment Corp.	NJ
Investors Real Estate Corporation	NJ
JMP Asset Management Inc.	TX
JMP Group Inc.	DE
JMP Holding LLC	DE

EXHIBIT 21.1

CITIZENS FINANCIAL GROUP, INC.
SUBSIDIARIES

JMP Investment Holdings LLC	DE
Marathon National Bank Employer's Trust	DE
Marathon Realty Investors, Inc.	NY
Mass Investment Corp.	RI
Minuteman Investments Corporation	MA
MNBNY Holdings, Inc.	NY
Montgomery Service Corporation	PA
My Way Development, LLC	NJ
New England Acceptance Corporation	NH
PA Investment Corp. I	RI
PA Investment Corp. II	RI
PA Investment Corp. V	DE
PCHC NMTC Investment Fund, LLC	DE
Private Export Funding Corporation	DE
RI Realty Trust, Inc.	MA
Servco, Inc.	OH
Thistle Group Holding Co.	PA
Willamette Management Associates, Inc.	OR